UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1/A
Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONTINENTAL ALLOY WHEEL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	27-4510216
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6770 – Blank Checks	0001511800
(Standard Industrial	(Central Index Key)
Classification)

c/o Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
 (Address of principal executive offices, including zip code)

(202) 973-0186
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

With a copy to:
Befumo & Schaeffer, PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock offered by the Company	2,500,000	$0.01	$25,000	$2.90
TOTAL	2,500,000	$0.01	$25,000	$2.90

(1) This is an initial offering of securities by the Registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

If the maximum aggregate offering price increases prior to the effective date of this registration statement, the Registrant will file a pre-effective amendment to increase the maximum dollar value being registered and pay an additional filing fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Continental Alloy Wheel Corporation
Minimum 1,500,000 – Maximum 2,500,000 Shares of Common Stock / $0.01 per share

Continental Alloy Wheel Corporation is offering, up to 2,500,000 shares of its common stock at a price of $0.01 per share. The shares shall be sold directly through the best efforts of Andrew J. Befumo, our sole officer and director who is an underwriter in this Offering. Mr. Befumo must sell the minimum number of securities offered (1,500,000 shares) if any are sold. Mr. Befumo is required to use only his best efforts to sell the maximum number of securities offered (2,500,000 shares).

The Company is conducting a “Blank Check” offering subject to Rule 419 of the Securities Exchange Act of 1933. All subscription funds and the securities to be issued to investors (the “Deposited Funds” and “Deposited Securities,” respectively), will be deposited into a separate bank account established by Underhill Securities Corp., a registered broker/dealer maintaining net capital equal to or exceeding $25,000, in which Underhill Securities Corp. acts as trustee for persons having the beneficial interests in the account. All Deposited Funds and Deposited Securities will be held for the sole benefit of the purchasers, and the books and records of Underhill Securities Corp. will indicate the name, address and interest of each person for whom the account is held. While held in the trust account, the Deposited Securities may not be traded or transferred.  Except for an amount up to 10% of the Deposited Funds otherwise releasable under Rule 419, the Deposited Funds and the Deposited Securities may not be released until an acquisition meeting certain specified criteria has been consummated and 80% of investors reconfirm their investment in accordance with the procedures ser forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the Deposited Funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the Deposited Funds (minus up to 10% which may be release to the registrant under Rule 419) and none of the Deposited Securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the Deposited Funds will be returned on a pro rata basis to all investors.

If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  Subscriber funds shall be held in a non-interest bearing account wherein neither the Company nor any subscriber will receive interest no matter how long subscriber funds might be held. The Offering may terminate (i) at any time following the sale of at least the offering minimum of 1,500,000 shares; or (ii) upon the sale of the offering maximum of 2,500,000 shares. Under no circumstance shall this offering terminate any later than 180 days after the effective date of this Prospectus.

The proceeds from the sale of the shares in this Offering will be payable to Underhill Securities Corp

Until 90 days after the date funds and securities are released from the trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

Prior to this Offering, there has been no public market for our common stock. The securities offered are not listed on any national securities exchange or the Nasdaq Stock Market. We are a development stage company, which currently has no operations and has not generated any revenue. Therefore, any investment involves a high degree of risk. The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operated the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 5.

	Offering Price	Expenses	Proceeds to Company
Per Share	$0.01	$0.00	$0.01
Minimum	$15,000	$0.00	$15,000
Maximum	$25,000	$0.00	$25,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 3, 2012

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Until 90 days after the date funds and securities are released from the trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this Prospectus (“Prospectus”). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

QUOTATION ON OTCBB

The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

THE COMPANY

Business Overview

We were incorporated in the State of Nevada on December 28, 2010 by Andrew J. Befumo, the initial director, for the purpose of creating a corporation that could be used to consummate a merger or acquisition. Mr. Befumo serves as President, Secretary, Treasurer and Director, and currently owns 100% of the Company’s outstanding common shares.  Following the Company’s formation, Mr. Befumo determined next to proceed with filing a Form S-1.  The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

Our auditor has expressed substantial doubt about the company’s ability to continue as a going concern. As of February 3, 2012, the Company has $542 in cash on hand. The Company’s net loss for the period of December 28, 2010 (inception) to September 30, 2011 was $(4,257).

Mr. Befumo, the President and Director, elected to commence implementation of our principal business purpose, described below under “Plan of Operation.” As such, we can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must consummate a merger or acquisition  within 18 months of the effectiveness of this registration or refund investors funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company.

The proposed business activities described herein classify us as a “blank check” company. Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the current shareholder of the Company has executed and delivered a “lock-up” letter agreement, affirming his/her ownership in his/her respective shares of the Company’s common stock until such time as the Company has successfully consummated a merger or acquisition and the Company is no longer classified as a “blank check” company. In order to provide further assurances that no trading will occur in the Company’s securities until a merger or acquisition has been consummated, the current shareholder has agreed to place his/her respective certificates in an escrow account until such time as a merger or acquisition has been successfully consummated. However, while we believe that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder to sell their respective securities before such closing.

The maximum offering proceeds may not be sufficient capital to acquire an operating business thus the Company may require future stock sales and/or possible debt.

As of the date of this Prospectus, we have 10,000,000 shares of $0.001 par value common stock issued and outstanding, all of which are owned by our sole officer and director, Andrew Befumo.

Our corporate offices are located at 1629 K Street, NW, Suite 300, Washington, DC 20006, with a telephone number of (202) 973-0186.  The Company currently shares office space with Befumo & Schaeffer, PLLC and Befumo & Schaeffer, PLLC provides the office space at no cost to the Company.

Our fiscal year end is December 31.

THE OFFERING

We are offering, on a minimum-maximum basis, up to 2,500,000 shares of our common stock at a price of $0.01 per share. The proceeds from the sale of the shares in this Offering will be deposited promptly into a separate bank account established by Underhill Securities Corp., a broker/dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1), in which Underhill Securities Corp. acts as trustee for persons having the beneficial interests in the account.

The Offering may terminate (i) at any time following the sale of at least the offering minimum of 1,500,000 shares; or (ii) upon the sale of the offering maximum of 2,500,000 shares. Under no circumstance shall this offering terminate any later than 180 days after the effective date of this Prospectus.

We are conducting a “Blank Check” offering subject to Rule 419. The gross offering proceeds, and all securities to be issued will be promptly deposited into a trust account (the “Deposited Funds” and “Deposited Securities,” respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released by the trustee to the Company and to investors, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) valued at at least 80% of the maximum offering proceeds; second, the Company must successfully complete a reconfirmation offering which is reconfirmed by at least 80% of the shares sold in the offering; and third, the acquisition(s) meeting the above criteria must be consummated.  The Company has signed a Trust Agreement, which is filed with this registration statement as Exhibit 99.1(a), whereby Underhill Securities Corp. shall act as trustee.  As trustee, Underhill Securities Corp. has established a separate bank account with Wells Fargo Bank in which all securities issued in connection with the Offering and the gross proceeds from the Offering shall be promptly deposited.  Pursuant to the Trust Agreement, Underhill Securities Corp. shall  act as trustee pursuant to Rule 419(b)(1)(i)(B).

The Trust Agreement defines Underhill Securities Corp.’s obligations with respect to the securities issued in connection with this Offering and the gross proceeds from the Offering. The net proceeds and securities issued in this offering are subject to release upon the earlier of (i) written notification by the Company of its completion of a merger or acquisition and reconfirmation offering confirmation as described herein; or (ii) 18 months after the effective date of this registration statement. See “Risk Factors” and “Plan of Operation.”

Our president has paid to Underhill Securities Corp. a fee of $2,500 in connection with this Offering, and this amount will not be reimbursed to Mr. Befumo.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 provides that all offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the Company pursuant to paragraph (b)(2)(vi) of Rule 419, shall be deposited promptly into the trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

In this Offering there will be no underwriting commissions, or dealer allowances, and no deductions will be made for any underwriting commissions, underwriting expenses or dealer allowances.  No funds will be disbursed from the trust account for the payment of salaries or reimbursement of expenses incurred on the company’s behalf by the company’s officer and director. The Trust Agreement with Underhill Securities Corp. permits the Company to receive 10 percent of the offering proceeds after such a time as the offering is completed. See Risk Factor entitled UP TO 10% OF THE PROCEEDS FROM THE OFFERING MAY BE RELEASED TO THE COMPANY UPON COMPLETION OF THE OFFERING AND THEREFORE MAY NOT BE RETURNED TO INVESTORS.

All securities issued in connection with the offering shall be deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held in the trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names. No transfer or other disposition of securities held in the trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

All Deposited Funds and Deposited Securities will be held for the sole benefit of the purchasers, and the books and records of Underhill Securities Corp. will indicate the name, address and interest of each person for whom the account is held.

POST-EFFECTIVE AMENDMENT

Once an agreement governing the Company’s acquisition of a business valued at at least 80% of the maximum offering proceeds has been executed, the Company will update the registration statement with a post-effective amendment. The post-effective amendment shall contain information about: the proposed acquisition candidate and its business, including audited financial statements; the results of this offering; and the use of the funds disbursed from the trust account. The post-effective amendment shall also include the terms of the reconfirmation offering mandated by Rule 419.  The reconfirmation offering must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from trust.

RECONFIRMATION OFFERING

Within five business days after the effective date of the post-effective amendment the Reconfirmation Offering must commence, and the Company must send to each investor the prospectus contained in the post-effective amendment. Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor.  If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds held in the trust account on such investor’s behalf will be returned to the investor within five business days by first class mail or other equally prompt means.

The acquisition will be consummated only if 80% of the shares sold in the offering reconfirm their investments.  If a consummated acquisition has not occurred within 18 months from the date that the Securities and Exchange Commission deems the offering effective as indicated on the prospectus, the Deposited Funds shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The trustee will hold the Deposited Funds and Deposited Securities as specified in the Trust Agreement until authorized to deliver such Deposited Funds and Deposited Securities as follows:

The Deposited Funds and Deposited Securities may be released to the Company, and the investors, respectively, after the trustee has determined that:

(1) The Company has executed an agreement for the acquisition of a business the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer (including that at least 80% of the shares sold in the offering must have voted in favor of reconfirmation); and

(2) The acquisition of the business the value of which represents at least 80% of the maximum offering proceeds is consummated or

(3) The Deposited Funds shall be returned to investors in the event that the trustee has determined that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company).

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this Offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this Prospectus.

Statements of operations data

Dec. 28, 2010 (Inception) through September 30, 2011
Revenue	$0
Expenses:
General and administrative expenses	4,257
Total Expenses	4,257
Net Income (Loss)	$(4,257)

Balance sheet data

September 30, 2011
ASSETS
Current Assets
Cash	$542
Subscriptions receivable	$—
Total current assets	542

Total assets	$542

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$—
Non-Current Liabilities	—

Total Liabilities	$—

Stockholders’ Equity

Common stock	10,000
Additional paid-in capital	(5,201)
(Deficit) accumulated during development stage	(4,257)

Total stockholder’s equity	542

Total liabilities and stockholder’s equity	$542

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. Our operations depend solely on the efforts of Andrew J. Befumo, the sole officer and director of the Company. Mr. Befumo has no experience related to public company management, nor as a principal accounting officer. Because of this, we may be unable to offer and sell the shares in this Offering, develop our business or manage our public reporting requirements. We cannot guarantee that it will be able overcome any such obstacles.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL CONTINUE TO OWN A SUBSTANTIAL AMOUNT OF OUR STOCK AFTER COMPLETION OF THIS OFFERING, OTHER INVESTORS WILL HAVE MINIMAL INFLUENCE OVER OUR BUSINESS.  Andrew Befumo, our sole officer and director, currently owns 100% of our outstanding common stock.  Even if we sell the maximum amount of this Offering, Mr. Befumo will own approximately 80% of our outstanding common stock.  As a result, he will have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors. His large stake in our company could also affect the market price of our common stock by, for example, delaying, deferring or preventing a change in corporate control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Andrew J. Befumo is a practicing attorney and may become involved in other employment opportunities and therefore, may periodically face a conflict in selecting between us and other personal and professional interests. While Mr. Befumo currently has no conflicts in regards to acting as our sole officer and director, in the event that a conflict of interest arises with respect to one of Mr. Befumo’s clients he may be forced to resign.  If we lose Andrew J. Befumo to other pursuits without a sufficient warning, we may, consequently, go out of business.

LACK OF BLANK CHECK EXPERIENCE MAY LIMIT BUSINESS COMBINATIONS OR RESULT IN POOR ANALYSIS. Our officer has not served as an officer or director of a development stage company with the business purpose of acquiring a target business. His inexperience may affect his ability to adequately evaluate and successfully consummate a business combination.

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in a trust account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, we are required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period is automatically to receive a return of his investment funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, the Company’s shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of Shares from management. See Risk Factor entitled “Actual and Potential Conflicts of Interest.”

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN TRUST ACCOUNT MAY LIMIT LIQUIDITY. According to Rule 15g-8 as promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the Rule 419 trust account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g., contracts for sale on a when, as, and if issued basis) are prohibited.

DISCRETIONARY USE OF PROCEEDS; “BLANK CHECK” OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management’s broad discretion with respect to the specific application of the net proceeds of this Offering, this Offering can be characterized as a “blank check” offering. Although substantially all of the net proceeds of this Offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by us relating to the specific allocation of the net proceeds of this offering will permit us to achieve its business objectives. See “Proposed Business.”

REGULATIONS CONCERNING “BLANK CHECK” ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or “blue sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as us, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN NO ASSURANCE OF SUCCESS. We have no operating history nor any revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss, which will increase continuously until we can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that we can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF OUR PROPOSED OPERATIONS RESULTS IN NO ASSURANCE OF SUCCESS. The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While we intend to seek business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

NO ACTIVE TRADING MARKET MAY MEAN THE SHARES ARE ILLIQUID. The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies, which may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. There are relatively low barriers to entry and there is relative ease with which new competitors may enter the market as a blank check or shell company.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. There can be no assurance we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluations. We have been in the developmental stage since inception and have no operations to date. Other than issuing shares to our original shareholder, we never commenced any operational activities. Our search for acquisition or merger candidates is largely limited to word of mouth as any advertising could be deemed general solicitation therefore limiting the number of merger/acquisition candidates who may learn of our company. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

UP TO 10% OF THE PROCEEDS FROM THE OFFERING MAY BE RELEASED TO THE COMPANY UPON COMPLETION OF THE OFFERING AND THEREFORE MAY NOT BE RETURNED TO INVESTORS.  In the event that the Offering closes, but we fail to complete a business combination, the investors shall receive a pro-rata share of the investment funds.  Because up to 10% of the proceeds from the Offering may be released to the Company upon completion of the Offering, investors may receive back less than the total amount of their investment in the event that a business combination is not completed within 18 months of the closing of the Offering.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, Mr. Befumo anticipates devoting between 10 to 20 hours per month to our business. Our officer has not entered into written employment agreements with us and is not expected to do so in the foreseeable future. We have not obtained key man life insurance on our officer and director. Notwithstanding the combined limited experience and time commitment of our officer and director, loss of the service of this individual would adversely affect our development of our business and its likelihood of continuing operations. See “MANAGEMENT.”

CONFLICTS OF INTEREST – MAY RESULT IN A LOSS OF BUSINESS. Our officer and director may in the future participate in other business ventures, which compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officer and directors is involved in the management of any firm with which we transact business. There is no plan to complete a merger with, or acquisition of, any entity in which our management serve as officer, director or partner, or in which he or his family members own or hold any ownership interest.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company intends to register its common shares under the Securities Exchange Act of 1934 (the “Exchange Act”) within 12 months of the effective date of this Prospectus.  Section 13 of, the Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

FAILURE TO REGISTER A CLASS OF SECURITIES MAY HAVE DETRIMENTAL EFFECTS. The Company intends to register its common shares under the Exchange Act. In the event that we do not register a class of securities under the Exchange Act within 12 months of the date of this prospectus, or in the event that we do not maintain such registration, our periodic disclosure requirements will be discontinued, and proxy rules and section 16 of the Exchange Act will no longer be applicable.  The inapplicability of these rules and requirements would be detrimental to your right to receive important information, including, but not limited to, financial information of the company, securities holdings of affiliates and owners of more that 10% of the company, as well as important information in advance of our annual meeting.  Furthermore, the inapplicability of these rules and requirements may have a material adverse effect on the value and liquidity of our securities.

ADDED COSTS OF BEING A PUBLIC COMPANY MAY DELAY OR PRECLUDE ACQUISITION. The Company will face the added costs of being a public company, including the costs associated with the disclosure and accounting controls that the company may be required to comply with under the Sarbanes-Oxley Act of 2002. As such this may limit acquisition possibilities or cause the company to cease business prior to the completion of any acquisition.

OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION REFLECTING THAT WE MAY HAVE DIFFICULTY CONTINUING OPERATIONS.  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might reduce the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

OUR SHARES ARE CONSIDERED PENNY STOCKS WHICH LIMITS THEIR LIQUIDITY.  Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this Offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions contemplated by us. Moreover, we do not have, and do not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by us, there is no assurance we will be successful in completing any such business combination.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. Our proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, our activities will be limited to those engaged in by the business opportunity which we merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company’s operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although we will be subject to regulation under the Securities Exchange Act of 1933, we believe we will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations, which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to our status under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in our company. Any such business combination may require our management to sell or transfer all or a portion of the common stock held by them, or to resign as members of the Board of Directors of the Company. The resulting change in control could result in removal of our present officer and director, and a corresponding reduction in or elimination of his participation in our future affairs.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. Our primary plan of operation is based upon a business combination with a private concern, which, in all likelihood, would result in our issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock would result in a reduction in percentage of shares owned by our present and prospective shareholders and would most likely result in a change in control or management.

BECAUSE THE COMPANY HAS A LARGE AMOUNT OF AUTHORIZED BUT UNISSUED COMMON STOCK, INVESTORS’ SHARES IN THE COMPANY MAY BE DILUTED.  The Company has an authorized capital of 75,000,000 common shares.  Even in the event that the maximum amount of this Offering is sold, over 50% of the Company’s common stock will remain authorized but unissued.  The authorized but unissued common stock may be issued in an acquisition or in other transactions.  The issuance of our authorized but unissued common stock may have a substantial dilutive effect on the Company’s existing stockholders.  Furthermore, the issuance of a large number of the Company’s authorized shares may result in a change of control or management.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state securities laws enacted for the protection of investors. These securities laws primarily relate to provisions regarding the registration of securities, which require full disclosure of our business, management and financial statements. Any entity that enters into a business combination with us will be required to comply with the various federal and state securities laws, including laws and regulations relating to the registration of securities. In addition the blank check company may be required to meet reporting requirements for up to 18 months prior to the completion of an acquisition and investors will have no access to their shares or any method of liquidity until such acquisition and reconfirmation offering is completed.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination we may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES. We believe that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of our securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or “blank-check” securities. Accordingly, investors should consider any potential secondary market for our securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD MAY LIMIT FUTURE OPERATING CAPITAL. The 2,500,000 Common Shares are to be offered directly by us, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold in which case the company may be unable to develop its business plan. The company must raise a minimum of $15,000 prior to closing its Offering and 80% of investors must reconfirm their purchases as described herein.

WE WILL INCUR ONGOING COSTS AND EXPENSES AND HAVE NO SOURCES OF REVENUE.  Upon effectiveness of this registration statement, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934.  We will also incur other operating expenses prior to consummating an acquisition.  We estimate that we will need a minimum of $20,000 capital to operate through 2012.  While our sole officer and director has agreed to advance funds as necessary, there is no written agreement between the Company and our sole officer and director regarding advancing funds to the Company. In the event that our sole officer and director does not advance sufficient funds to the Company to maintain operations, we may be forced to cease operations. In the event that we cease operations, you may lose some or all of your investment.

BUSINESS ANALYSIS BY NON-PROFESSIONALS MAY INCREASE THE RISK OF POOR ANALYSIS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional, which increases the risk that any merger or acquisition candidate may not continue successfully.

ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering price of our securities has been arbitrarily determined by us and bears no relation to book value, assets, earnings, or any other objective criteria of value. There can be no assurance that, even if a public trading market develops for our securities, the Shares will attain market values commensurate with the Offering Price.

NO PUBLIC MARKET FOR OUR SECURITIES MAY LIMIT THE LIQUIDITY OF SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by us or our competitors, variations in our results of operations, and market conditions in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Without realizing the offering proceeds, we will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” for further information.

The Company intends to use the proceeds from this offering as follows:

	Maximum
Application Of Proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	25,000	100%	100%

Trust Account pending merger/acquisition	22,500	90%	90%

Total Use of Proceeds	25,000	100%	100%

The Company intends to use 100% of the proceeds from the Offering to merge with, or acquire a business. The Company does not intend to use any of the proceeds to pay administrative and/or operating expenses, or for any other purpose. The Company may withdraw up to 10% of the proceeds of this Offering prior to the anticipated merger or business acquisition and will use these funds to pay expenses associated with the merger or business acquisition.  The remaining 90% of proceeds of this Offering will remain in trust in accordance with the procedures set forth in Rule 419. Expenses associated with merging with or acquiring a business include advertising, mailing and shipping for due diligence materials, payments to third party non-affiliates, including bookkeepers, auditors, transfer agents, and others performing services to effect such merger, and possible travel.

The Company has not identified any businesses for acquisition. We will not restrict our search for prospective acquisition candidates to any specific business, industry or geographical location. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. Neither our sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company as of the date of this registration statement.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the Offering expenses, our net book value will be $25,542 or $0.0025542 per share. Therefore, the purchasers of the common stock in this Offering will incur an immediate and substantial dilution of approximately $0.0074458 per share while our present stockholders will receive an increase of $0.00203794 per share in the net tangible book value of the shares they hold. This will result in a 79.6% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the common stock in this Offering:

Maximum
Offering

Offering Price Per Share	$0.01
Net Book Value Per Share Before the Offering as of September 30, 2011	$0.0000542
Net Book Value Per Share After the Offering	$0.0025542
Net Increase to Original Shareholder	$0.0025
Decrease in Investment to New Shareholders	$0.0074458
Dilution to New Shareholders (%)	74.4%

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a minimum-maximum basis utilizing the efforts of Andrew J. Befumo, our sole officer and director. The intended methods of communication include, without limitation, telephone and personal contact. In his endeavors to sell this Offering, Andrew Befumo will not use any mass advertising methods such as the internet or print media.

Andrew J. Befumo will not receive commissions for any sales originated on our behalf. We believe that he is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director, Andrew J. Befumo, will not purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

DEPOSIT INTO TRUST ACCOUNT

We are conducting a “Blank Check” offering subject to Rule 419 of Regulation C as promulgated under the Securities Act. The gross offering proceeds and all securities issued (the “Deposited Funds” and “Deposited Securities,” respectively) will be deposited into a trust account with Underhill Securities Corp., (the “Trustee”) a registered broker/dealer maintaining net capital equal to or exceeding $25,000, in which Underhill Securities Corp. acts as trustee for persons having the beneficial interests in the account.   The Trustee’s duties with respect to the Deposited Funds and Deposited Securities is governed by a Trust Agreement [Exhibit 99.1(a)], containing certain terms and provisions specified by Rule 419, and as described below.

The proceeds from the sale of the shares in this offering will be payable to Underhill Securities Corp., and the Trustee shall deposit the proceeds in a non-interest bearing bank account at Wells Fargo Bank, wherein neither the Company nor any subscriber will receive interest no matter how long subscriber funds might be held, and wherein the proceeds shall remain until the conditions prescribed in the Trust Agreement are met.

DEPOSIT OF SECURITIES

All securities issued in connection with the offering shall be deposited directly into the trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

The Deposited Securities will be held for the sole benefit of the purchasers, and the purchasers shall have voting rights with respect to Deposited Securities held in their names. The Deposited Securities may not be sold or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

The trust will terminate upon the happening of one of the following: 1) the failure to reach the offering minimum of 1,500,000 shares within 180 days of the effectiveness of the offering, 2) confirmation by Continental Alloy Wheel Corporation’s legal counsel that a reconfirmation offering has been completed and an acquisition consummated or 3) failure to complete the reconfirmation offering within 18 months of the date of effectiveness. In the event of termination, funds and securities shall be delivered as described herein.

If the trustee has determined that the minimum offering amount is not raised within 180 days of effectiveness of the registration statement, the Deposited Funds shall be returned to investors, and the Deposited Securities shall be returned to the company.

Once the offering is completed, the registrant may receive up to 10 percent of the proceeds remaining after payment of allowances permitted by Rule 419(b)(2)(vi) of the Securities Act of 1933.

The Deposited Funds and Deposited Securities will be released by the trustee to the Company and to investors, respectively, only after the trustee has determined that: the Company has executed an agreement for the acquisition of a business, the value of which represents at least 80% of the maximum offering proceeds; the Company has filed the required post-effective amendment; the post-effective amendment has been declared effective; the Company has successfully completed a reconfirmation offering having the conditions prescribed by Rule 419; including that at least 80% of the shares sold in the offering must have voted in favor of reconfirmation; and the acquisition meeting the above criteria has been consummated.

POST-EFFECTIVE AMENDMENT

Once an agreement governing the Company’s acquisition of a business valued at at least 80% of the maximum offering proceeds has been executed, the Company will update the registration statement with a post-effective amendment. The post-effective amendment shall contain information about: the proposed acquisition candidate and its business, including audited financial statements; the results of this offering; and the use of the funds disbursed from the trust account. The post-effective amendment shall also include the terms of the reconfirmation offer mandated by Rule 419.

RECONFIRMATION OFFERING

Within five business days after the effective date of the post-effective amendment the Company shall commence a Reconfirmation Offering, pursuant to Rule 419, which shall include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent by the Company to each investor whose securities are held in the trust account within five business days after the effective date of the post-effective amendment;

(2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds held in the trust account on such investor’s behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition will be consummated only if 80% of the shares sold in the offering reconfirm their investments; and

(5) If a consummated acquisition has not occurred within 18 months from the date that the Securities and Exchange Commission deems the offering effective as indicated on the prospectus, Deposited Funds held in the trust account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

HOW TO PURCHASE SECURITIES

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99.1(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. We expressly reserve the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.

All subscription agreements, together with checks or money orders for all subscription funds, made payable to Underhill Securities Corp., should be delivered to the address provided on the Subscription Agreement, and all subscription funds will be promptly deposited into the trust account.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value and no shares of preferred stock. We have issued 10,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2. Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4. Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

We have no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of our stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this Offering, we will make available to our shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

Andrew J. Befumo, Esq. is our sole Officer and Director, and a principal of Befumo & Schaeffer, PLLC, which is also legal counsel to the Company. Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC 20006, have provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Befumo & Schaeffer, PLLC has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We were incorporated on December 28, 2010 under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Our principal business objective is to seek long-term growth potential in a business combination venture.  The Company has not identified any businesses for merger or acquisition. We will not restrict our search for prospective acquisition candidates to any specific business, industry or geographical location. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition.  We have been in the developmental stage since inception and have no operations to date. Other than issuing shares to its original shareholder, we never commenced any operational activities.

We were formed by Andrew J. Befumo, the initial director, for the purpose of creating a corporation, which could be used to consummate a merger or acquisition. Mr. Befumo serves as President, Secretary, Treasurer and Sole Director.

Mr. Befumo, elected to commence implementation of our principal business purpose, described below under “Plan of Operation.” As such, we can be defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must consummate a merger or acquisition within 18 months of the effectiveness of this registration or refund investors funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company.

The proposed business activities described herein classify us as a “blank check” company. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in the Company’s securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the shareholder has executed and delivered a “lock-up” letter agreement, affirming that he/she will not sell his/her respective shares of our common stock until such time as we have successfully consummated a merger or acquisition and we are no longer classified as a “blank check” company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, the shareholder has agreed to place his respective stock certificate in escrow, with an escrow agent who will not release these respective certificates until such time as a merger or acquisition has been successfully consummated. However, while we believe that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder’s ability to sell their respective securities before such closing.

Number of Total Employees and Number of Full Time Employees

We are currently in the development stage. During this development period, we plan to rely exclusively on the services of our officer and director who will devote between 10 to 20 hours a month to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We share a corporate office located at 1629 K Street, NW, Suite 300, Washington, DC 20006 with the law firm of Befumo & Schaeffer, PLLC.  Office space is provided free of charge by Befumo & Schaeffer, PLLC.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Within the previous 10 years, Andrew J. Befumo, our officer and director has not been involved in any proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies  including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this Prospectus, there is no public market for our common stock. This Prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. We make no representation about the present or future value of our common stock.

As of the date of this Prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into our common equity.

2. There are currently 10,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholder.

All of the presently outstanding shares of common stock (10,000,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company plans to have its stock quoted on the OTCBB. In order to be quoted on the OTCBB, an authorized market maker must file a Form 211 application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there by any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this Prospectus, we have 10,000,000 shares of $0.001 par value common stock issued and outstanding held by our sole officer and director, Andrew J. Befumo.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

PLAN OF OPERATION

We intend to seek, in exchange for our securities, to acquire assets or shares of an operating business with annual revenues in excess of $1,000,000. The Company has not identified any businesses for acquisition. We will not restrict our search for prospective acquisition candidates to any specific business, industry or geographical location. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. Neither our sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between us and such other company as of the date of this registration statement. We will not proceed with a transaction with a target entity, unless audited financial statements of such entity will be available. The audited financial statements will be filed on a post-effective amendment to the registration statement, and the investors in this offering will be afforded the opportunity to reconfirm pursuant to the provisions of Rule 419 prior to closing of such a transaction.

We have no full time employees. Mr. Befumo has agreed to allocate a portion of his time to our activities, without compensation. We anticipate that our plan can be implemented by our officer devoting approximately 10 to 20 hours per month to the business affairs and consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See “DIRECTORS, EXECUTIVE OFFICERS.”

Our Articles of Incorporation provide that we may indemnify our officers and/or directors for liabilities, which can include liabilities arising under the securities laws. Therefore, our assets could be used or attached to satisfy any liabilities subject to such indemnification. See “INDEMNIFICATION OF DIRECTORS AND OFFICERS.”

GENERAL BUSINESS PLAN

Our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to engage in a merger or similar combinational transaction. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we will be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See “Financial Statements.” This lack of diversification should be considered a substantial risk to shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities which have recently commenced operations, or which wish to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

The primary method we will use to find potential merger or acquisition candidates will be word of mouth, utilizing the business contacts of our president and director, to locate companies, which are looking to engage in a merger or similar combinational business transaction.

We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Management will need to identify potential target companies seeking a business combination transaction. We will continue to have no capital with which to provide the owners of business opportunities with any significant cash or other assets. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K’s, 10-K’s, agreements and related reports and documents. The Securities Exchange Act of 1934 (the Exchange Act), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.  Our officer and director has not conducted market research and is not aware of statistical data which would indicate any benefit of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of our officer and director, who is not a professional business analyst. We intend to concentrate on identifying preliminary prospective business opportunities, which may be brought to our attention through present associations of our sole officer and director. In analyzing prospective business opportunities, we will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact our proposed activities; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. We will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

It is not anticipated that any outside consultants or advisors, other than legal counsel and accountants, will be utilized by us to effectuate our business purposes described herein. However, if we do retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid primarily by the prospective merger/acquisition candidate, as we will have limited, if any, cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, we have never used outside consultants or advisors in connection with a merger or acquisition.

We will not restrict our search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which we may become engaged.  However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as we have successfully consummated such a merger or acquisition. We do not have any plans to conduct any offerings under Regulation S.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders will no longer be in control of our Company. In addition, our director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after we have successfully consummated a merger or acquisition and we are no longer considered a “shell” company. Until such time as this occurs, we will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called “tax- free” reorganization under Sections 368a or 351 of the Internal Revenue Code (the “Code”).

With respect to any merger or acquisition, a negotiation with target company management is expected to focus on the percentage of the Company, which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company’s assets and liabilities, our shareholders will in all likelihood hold a substantially lesser percentage ownership interest in our company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then-shareholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

We will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after negotiation of the proposed transaction. Upon effectiveness of this registration statement we will be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of our Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in its annual report on Form 10-K.  We have an additional obligation to provide audited financial statements with respect to a reconfirmation offering under Rule 419 prior to closing any proposed transaction.  If such audited financial statements are not available within time parameters necessary to insure our compliance with the requirements of Rule 419,,the transaction will be delayed or terminated.

Our officer and shareholder has verbally agreed that he will advance any additional funds which may be needed for operating capital and for costs in connection with searching for or completing an acquisition or merger. This person has also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which we acquire or merge with agree to repay all or a portion of such advances. There is no dollar cap on the amount of money which such person will advance to us. We will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and we will not borrow any funds to make any payments to the Company’s promoters, management or their affiliates or associates.

There is no plan to complete a merger with, or acquisition of, any entity in which our management serve as officer, director or partner, or in which he or his family members own or hold any ownership interest. Because, after completion of this Offering, our sole officer and director will continue to hold at least 80% of the outstanding common stock of our company, he will have significant influence over the outcome of matters submitted to our stockholders for approval, including the election of directors.   Once a business transaction is consummated with a target company, our sole officer and director may no longer control a majority of our common shares.

There are no arrangements, agreements or understandings between non-management individuals and us under which non-management can conduct the Company’s affairs.

COMPETITION

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared our competitors.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

RESULTS OF OPERATIONS

The Company has earned no significant revenue or profits to date, and the Company anticipates that it will continue to incur net losses for the foreseeable future. The Company incurred a net loss of $4,257 for the period of December 28, 2010 (inception) to September 30, 2011, which consisted of incorporation costs and operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

The Company has financed its expenses and costs thus far through equity financing. As of February 3, 2012, the Company had cash of $542.  The Company incurred a net loss of $4,257 for the period of December 28, 2010 (inception) to September 30, 2011.  The losses are a result of organizational expenses and expenses associated with setting up a Company structure in order to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. There is no assurance that the Company will be able to raise sufficient funding to develop its business plan.

The Company as a whole may continue to operate at a loss for an indeterminate period thereafter, depending upon the performance of its new businesses. The Company may determine that it cannot raise sufficient capital to support its business on acceptable terms, or at all. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all.

Because our business plan consists entirely of seeking a business combination, our burn rate is negligible, and is anticipated to be less than $250 per month.  Ongoing, monthly expenses consist primarily of accounting and bookkeeping costs.   Additionally, we estimate that our expenses in relation to this Offering will be $5,000.  The Company currently has $542 in cash.  Our sole officer and director, Andrew Befumo has agreed to pay our ongoing expenses and offering expenses, on an as-needed basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent auditor for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Child, Van Wagoner & Bradshaw, PLLC, 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this Prospectus:

Name	Age	Position	Period of Service(1)

Andrew J. Befumo (2)	47	President, Secretary, Treasurer, and Director	Inception (December 28, 2010) to Current

Notes:

(1) Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Andrew J. Befumo has outside interests and obligations to other than Continental Alloy Wheel Corporation He intends to spend approximately 10 to 20 hours per month on our business affairs. At the date of this Prospectus, Continental Alloy Wheel Corporation is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Andrew J. Befumo, CEO, CFO, President, Secretary, Treasurer, Director

Andrew J. Befumo, age 47, holds a law degree from William & Mary School of Law and a Bachelor of Science degree from the Pennsylvania State University. From January 2008 – present, he has been a managing partner of the law firm of Befumo & Schaeffer, PLLC, a Washington, DC law firm specializing in federal securities law.  From March 2006 – November 2006, he served as Director of Legal Affairs for Xcelplus International, Inc, an alternative fuels group.  After leaving XcelPlus, Mr. Befumo worked for Belmont Partners, LLC, an international financial consulting firm, as General Counsel from December 2006 – January 2008.  Mr. Befumo also served as a director of Incoming, Inc., a renewable energy company engaged in the production and distribution of biodiesel and renewable fuels, from November 2009 until July 1, 2010.

Mr. Befumo has a comprehensive and diverse background encompassing business, legal and technical vocations. He is a member in good standing of the District of Columbia Bar, and is also licensed to practice before the United States Patent and Trademark Office.

Board Committees

We have not yet implemented any board committees as of the date of this Prospectus except for the audit committee.

Directors

In no event may we have less than one director. Although we anticipate appointing additional directors, we have not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

	Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew J. Befumo	2010	0	0	0	0	0	0	0
Officer and Director	2011	0	0	0	0	0	0	0

DIRECTORS’ COMPENSATION

Directors are not entitled to receive compensation for services rendered to us or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since our incorporation on December 28, 2010, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

We currently do not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this Offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

		Amount of
Title Of Class Name, Title and	Ownership (2)	Beneficial	Percent of Class
Address of Beneficial Owner of Shares	Offering	Offering (3)	Before	After

Andrew J. Befumo	Common Stock	10,000,000	100%	87%

Footnotes

(1) The address of each executive officer and one director is c/o Continental Alloy Wheel Corporation, PO Box 717, Culpeper, VA 22701

(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this Offering (2,500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering is 12,500,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about December 28, 2010, Andrew J. Befumo, our officer and director, paid $289 in expenses involved with the incorporation of Continental Alloy Wheel Corporation with personal funds and performed services on behalf of Continental Alloy Wheel Corporation.  Upon the Company’s inception, Mr. Befumo was also issued 10,000,000 shares of common stock, par value $0.001 per share, for $1,000 cash.  The issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

During the nine-month period ended September 30, 2011, Mr. Befumo contributed $3,799 to fund certain operating expenses.  This amount has been recorded in additional paid-in capital as of September 30, 2011.

The price of the common stock issued to Andrew J. Befumo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Andrew J. Befumo, the company’s sole shareholder, officer and director is the only promoter of the company.

REPORTS TO SECURITY HOLDERS

1. After this Offering, we will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this Offering, we will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will also be available on the SEC’s Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, We have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Continental Alloy Wheel Corporation
(A Development Stage Company)

Audited Financial Statements

For the Period from
December 28, 2010 (Inception)
to December 31, 2010

Continental Alloy Wheel Corporation
(A Development Stage Company)

Index to the Audited Financial Statements

For the Period from December 28, 2010
(Inception) to December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Continental Alloy Wheel Corporation
Las Vegas, NV

We have audited the accompanying balance sheet of Continental Alloy Wheel Corporation (the “Company”) as of December 31, 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period of December 28, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and cash flows for the period of December 28, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has not generated revenues from operations and has incurred net losses since inception. This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
March 22, 2011

Continental Alloy Wheel Corporation
(A Development Stage Company)
Balance Sheet

December 31, 2010
ASSETS
Current assets:
Cash	$—
Subscriptions receivable (Note 3)	1,000
Total current assets	1,000

Total assets	$1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – related party	$289
Total current liabilities	289

Stockholders’ Equity (Note 3):
Common stock, par value $.001, 75,000,000 authorized, and 10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	(9,000)
Deficit accumulated during the development stage	(289)
Total stockholders’ equity	711
Total liabilities and stockholders’ equity	$1,000

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statement of Operations

For the Period from December 28, 2010 (Inception) to December 31, 2010

Revenues:	$—

Operating expenses:
Selling, general and administrative	289
Operating loss before income taxes	(289)

Income tax expense (benefit)	—

Net loss available to common stockholders	$(289)

Basic and diluted loss per share of common stock	$—

Weighted average shares outstanding	10,000,000

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the Period from December 28, 2010 (Inception) to December 31, 2010

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity

Balance, December 28, 2010 (Inception)		$—	$—	$—	$—

Common stock issued for cash, December 28, 2010, $0.0001 per share	10,000,000	10,000	(9,000)	—	1,000

Net loss for the period	—	—	—	(289)	(289)

Balance, December 31, 2010	10,000,000	$10,000	$(9,000)	$(289)	$711

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
 (A Development Stage Company)
Statement of Cash Flows

For the Period from December 28, 2010 (Inception) to December 31, 2010

Cash flows from operating activities:
Net loss	$(289)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable – related party	289
Net cash used in operating activities	—

Cash flows from investing activities:	—

Cash flows from financing activities:	—

Net increase in cash	—
Cash at beginning of period	—
Cash at end of period	$—

Non-Cash Investing and Financing Activities:
Issuance of common stock for subscriptions receivable	$1,000

Supplemental disclosures:
Cash paid for interest	$—
Cash paid for income tax	$—

See accompanying notes to the audited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Period from December 28, 2010 to December 31, 2010

1)	ORGANIZATION

Continental Alloy Wheel Corporation (the “Company”) was incorporated on December 28, 2010 in the State of Nevada. The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Period from December 28, 2010 to December 31, 2010

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had no cash and cash equivalents as of December 31, 2010.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of December 31, 2010, the Company had no potentially dilutive securities, such as options or warrants, issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Period from December 28, 2010 to December 31, 2010

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140,” SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2011-01 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

3)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

On December 28, 2010, the Company issued 10,000,000 shares of common stock at $.0001 to its President and Director in consideration of $1,000. As the cash proceeds were received by the Company on January 11, 2011 (see Note 6) the Company recorded $1,000 in stock subscriptions receivable, which was reported as a current asset as of December 31, 2010.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Period from December 28, 2010 to December 31, 2010

4)	PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the basis of, for example, fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Minimal development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards totaled $289 for the period from December 28, 2010 (Inception) through December 31, 2010 and will begin to expire in 2030. Accordingly, deferred tax assets of approximately $100 were offset by a valuation allowance.

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at December 31, 2010. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

5)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2010 the Company has working capital of $711 and an accumulated deficit of $289. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements
For the Period from December 28, 2010 to December 31, 2010

5)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS (CONTINUED)

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

6)	SUBSEQUENT EVENTS

In January, 2011, the Company received $1,000 in cash from its President and Director, representing funding of the stock subscription as of December 31, 2010 (see Note 3).

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined that there are no additional events to disclose.

Continental Alloy Wheel Corporation
(A Development Stage Company)

Financial Statements

For the Period from
December 28, 2010 (Inception)
to September 30, 2011

Continental Alloy Wheel Corporation
(A Development Stage Company)

Index to the Financial Statements

For the Period from December 28, 2010
(Inception) to September 30, 2011

Balance Sheets (Unaudited) as of September 30, 2011 and December 31, 2010	49

Statements of Operations (Unaudited) for the three-month period ended September 30, 2011, and for the nine month period ended September 30, 2011, and from December 28, 2010 (Inception) to September 30, 2011	50

Statement of Changes of Stockholders’ Equity (Unaudited) for the period from December 28, 2010 (Inception) to September 30, 2011	51

Statements of Cash Flows (Unaudited) for the nine-month period ended September 30, 2011, and from December 28, 2010 (Inception) to September 30, 2011	52

Notes to the Financial Statements (Unaudited)	53-57

Continental Alloy Wheel Corporation
(A Development Stage Company)
Balance Sheet

	September 30, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash	$542	$—

Subscriptions Receivable	—	1,000

Total assets	542	1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	—	289

Total current liabilities	—	289

Stockholders’ Equity
Common Stock, par value $.001, 75,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000	10,000

Additional paid-in capital	(5,201)	(9,000)

Deficit accumulated during the development stage	(4,257)	(289)

Total stockholders’ equity	542	711

Total liabilities and stockholders’ equity	$542	$1,000

See accompanying notes to the unaudited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statements of Operations (Unaudited)

	For the Three Month Period Ended September 30, 2011	For the Nine Month Period Ended September 30, 2011	For the Period from December 28, 2010 (Inception) to September 30, 2011

Revenues:	$—	$—	$—

Operating expenses:

Selling, general and administrative	480	3,968	4,257

Operating loss before income taxes	(480)	(3,968)	(4,257)

Income tax (expense) benefit	—	—	—

Net loss available to common stockholders	$(480)	$(3,968)	$(4,257)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	10,000,000	10,000,000

See accompanying notes to the unaudited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statement of Changes of Stockholders’ Equity (Unaudited)

	Common Stock
	Shares	Amount	Additional Paid- In Capital	Deficit Accumulated During the Exploration Stage	Total Stockholders’ Equity

Balance, December 28, 2010 (Inception)	—	$—	$—	$—	$—
Common stock subscriptions issued at $.001 per share	10,000,000	10,000	(9,000)	—	1,000

Net loss for year ended December 31, 2010	—	—	—	(289)	(289)

Balance, December 31, 2010	10,000,000	10,000	(9,000)	(289)	711
Loss for the nine months ended September 30, 2011	—	—	—	(3,968)	(3,968)

Contributed capital	—	—	3,799	—	3,799
Balance, September 30, 2011	10,000,000	$10,000	$(5,201)	$(4,257)	$542

See accompanying notes to the unaudited financial statements (unaudited).

Continental Alloy Wheel Corporation
(A Development Stage Company)
Statement of Cash Flows (Unaudited)

	For the Nine Month Period Ended September 30, 2011	For the Period from December 28, 2010 (Inception) to September 30, 2011

Cash flows from operating activities:
Net loss	$(3,968)	$(4,257)
Adjustments to reconcile net loss to net cash used in operating activities:

Increase (decrease) in accounts payable	(289)	—

Net cash used in operating activities	(4,257)	(4,257)

Cash flows from investing activities:	—	—

Net cash provided by investing activities	—	—

Cash flows from financing activities:
Cash received from stock subscriptions receivable	1,000	1,000

Contributed capital	3,799	3,799

Net cash provided by financing activities	4,799	4,799

Net increase in cash	542	542

Cash at beginning of period	—	—
Cash at end of period	$542	$542

Supplemental Disclosures:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See accompanying notes to the unaudited financial statements.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 to September 30, 2011

1)	ORGANIZATION

Continental Alloy Wheel Corporation (the “Company”) was incorporated on December 28, 2010 in the State of Nevada. The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The Company is defined as a “shell” company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company will utilize word of mouth to locate a merger or acquisition candidate. The Company must consummate a merger or acquisition within 18 months of the effectiveness of this registration or refund investors’ funds as described herein. It is anticipated that the most likely consideration for such merger or acquisition will be in common stock of the Company. To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises.” The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 to September 30, 2011

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $542 and no cash and cash equivalents as of September 30, 2011 and December 31, 2010, respectively.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted ASC 260 “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

As of September 30, 2011, the Company had issued 10,000,000 shares of common stock (see Note 3). The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 to September 30, 2011

2)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140,” SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2011-09 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

MANAGEMENT’S INTERIM FINANCIAL STATEMENT REPRESENTATION

The accompanying financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The information in the financial statements includes normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of such financial statements. The financial statements and notes are presented in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Form S-1, and therefore do not contain certain information included in the Company’s annual financial statements and notes.

3)	STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 of common shares with a par value of $.001 per share. Each share entitles the holder to one vote, in person or proxy, on any matter on which action of the shareholder of the Company is sought.

SHARE ISSUANCES

As of September 30, 2011 and December 31, 2010, the Company has issued 10,000,000 shares, respectively, of its common stock to its President in exchange for $1,000 and services rendered on behalf of the Company.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 to September 30, 2011

3)	STOCKHOLDERS’ EQUITY (CONTINUED)

STOCK SUBSCRIPTIONS

In December, 2010, the Company’s Board of Directors agreed to issue 10,000,000 shares of common stock at $.001 to its President and Director in consideration of $1,000. As the cash proceeds were realized by the Company in January, 2011, the Company recorded $1,000 in stock subscriptions as of December 31, 2010.

CAPITAL CONTRIBUTIONS

During the nine-month period ended September 30, 2011, the Company’s President and Director contributed $3,799 to fund certain operating expenses. This amount has been recorded in additional paid-in capital as of September 30, 2011.

4)	PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the basis of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Minimal development stage deferred tax assets arising as a result of net operating loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carry forwards totaled $4,257 for the period from December 28, 2010 (Inception) through September 30, 2011 and will begin to expire in 2030. Accordingly deferred tax assets of approximately $1,490 were offset by a valuation allowance.

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1, on December 31, 2004. As a result of the implementation of ASC 740-10-65-1, the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at September 30, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties as of September 30, 2011 and December 31, 2010. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

Continental Alloy Wheel Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from December 28, 2010 to September 30, 2011

5)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2011, the Company had an accumulated deficit of $4,257. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and its ability to implement its planned, principal activities. In response to these problems, management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report. In October, 2011, the Company entered into a trust agreement with a third party to custodian, hold and disburse deposited amounts pursuant to the terms of the agreement, and incurred $2,500 in associated fees. The Company’s President paid the fees in conjunction with the execution of the trust agreement.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by CONTINENTAL ALLOY WHEEL in connection with the sale of the common stock being registered. Our president, Andrew Befumo, has agreed to pay all costs and expenses in connection with this Offering of common stock. The estimated expenses of issuance and distribution, assuming the proceeds are raised, are set forth below.

Legal and Professional Fees	$1500
Accounting Fees	3500
Total	$5,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Continental Alloy Wheel Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. CONTINENTAL ALLOY WHEEL CORPORATION indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Continental Alloy Wheel Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been our director, officer, employee or agent or is or was serving at our request as our director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On December 28, 2010, Andrew J. Befumo, our officer and director, paid $289 for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services. He was also issued 10,000,000 shares of common stock of the Company, par value $0.001 per share, for $1,000 cash.

At the time of the issuance, Andrew J. Befumo was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, Continental Alloy Wheel Corporation claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. We believe that the exemption from registration for these sales under Section 4(2) was available because:

●  Andrew J. Befumo is our executive officer and thus had fair access to all material information about us before investing;

●  There was no general advertising or solicitation; and

●  The shares bear a restrictive transfer legend.

●  All shares issued to Andrew J. Befumo.

●  The price of the common stock issued to Andrew J. Befumo was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, we were recently formed or in the process of being formed and possessed no assets.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1*	Articles of Incorporation
3.2*	Bylaws
5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality if the securities being registered.
10.1*	Lockup Agreement
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of the law firm of Befumo & Schaeffer, PLLC
99.1(a)	Trust Agreement
99.1(b)	Subscription Agreement

* Previously filed

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the Offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a. The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Las Vegas State of Nevada on February 6, 2012.

CONTINENTAL ALLOY WHEEL CORPORATION
(Registrant)

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

By: /s/ Andrew J. Befumo
Andrew J. Befumo, President, Director, Principal Accounting Officer, Principal Financial Officer, Chief Executive Officer, Secretary, and Treasurer

February 6, 2012

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.